UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2005

Date of Report (Date of earliest event reported)

EXABYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-18033	84-0988566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2108 55th Street

Boulder, Colorado 80301

(Address of principal executive offices)

(303) 442-4333

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01-ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 1, 2005 the Board of Directors of Exabyte Corporation (the Company) adopted the Exabyte Corporation 2005 Stock Option Plan (the 2005 Plan). Under the 2005 Plan, 7,620,000 shares of common stock, subject to adjustment for stock splits, recapitalizations and similar events, are available for the grant of stock options. Options granted under the 2005 Plan are non-qualified and may be granted to full or part-time employees, directors (employee and non-employee) and consultants at the discretion of the Board of Directors (the Board).

The 2005 Plan will be administered by the Board, or a committee designated by the Board. If established, such committee shall consist of two or more directors, each of whom is a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Board, or the committee, has the authority to determine the individuals eligible to participate in the 2005 Plan, the form of the option agreements to be utilized, and the terms and conditions to be included in such agreements.

The option price per share under the 2005 Plan shall not be less than 100% of the fair market value of the Company’s common stock on the date of grant. The options have a maximum term of ten years and will vest as determined by the Board, which may include ratable vesting over a specified period of time, partial or full vesting at the date of grant, or a combination thereof. In addition, the 2005 Plan provides for the acceleration of vesting upon the occurrence of certain change in control transactions, followed by a termination event relating to the optionee, within one year after the change in control, as defined in the plan and the related option agreements.

Payment of the exercise price may be by cash or, at the Board or committee’s discretion, through delivery of unencumbered shares of common stock valued at their fair market value on the date of exercise. Options cease to be exercisable three months after termination of an optionee’s continuous service due to reasons other than cause, six months after death or one year after disability. The Board may amend the Plan except to the extent that an amendment materially diminishes or impairs the rights under an option previously granted.

Also on December 1, 2005, the Board granted 6,522,500 stock options to the Company’s directors, officers and key employees with an exercise price of $1.15 per share and an expiration date of 10 years from the date of grant. Approximately 5,374,000 (or 82%) of these options were fully vested on the date of grant, with the remainder vesting 2% per month over a 50-month period. The percentage of these options that were fully vested on the date of grant is consistent with the vesting status of all outstanding options prior to the adoption of the 2005 Plan. Option grants to directors, officers and other employees were as follows:

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Name	Title	Options
Tom W. Ward	President and Chief Executive Officer*	2,250,000
Juan A. Rodriguez	Chairman of the Board of Directors
	and Chief Technologist*	600,000
Carroll A. Wallace	Chief Financial Officer	500,000
Leonard W. Busse	Director	45,000
John R. Garrett	Director	45.000
A. Laurence Jones	Director	45,000
Stephanie Smeltzer McCoy	Director	45,000
Thomas E. Pardun	Director	45.000
G. Jackson Tankersley, Jr.	Director	45,000

All other employees

as a group	2,902,500

* Mr. Ward and Mr. Rodriguez are also directors.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

EXABYTE CORPORATION
(Registrant)

Date	December 6, 2005	By	/s/ Carroll A. Wallace
Carroll A. Wallace
Chief Financial Officer

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